UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Events.

On October 30, 2006, SBA Communications Corporation (the “Company”) issued a press release announcing that SBA CMBS-1 Depositor LLC, an indirect subsidiary of the Company, had priced an offering of $1.15 billion of Commercial Mortgage Pass-Through Certificates, Series 2006-1 to be issued by SBA CMBS Trust in a private transaction (the “Offering”).

The Company expects the Offering to close on November 6, 2006. The net proceeds received from the Offering will be used to repay the Company’s currently outstanding $1.1 billion bridge facility, to fund reserves and pay fees and expenses. The remainder of the net proceeds will be distributed to SBA Senior Finance, Inc. who may distribute it or contribute it to any other Company entity or use it for any purpose.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release issued by the Company on October 30, 2006, announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 30, 2006, issued by SBA Communications Corporation announcing the pricing of the Offering.